Exhibit 99.1
Keyser Industries and Wireless Ronin Technologies Enter Joint Marketing Agreement to Deliver Complete Digital Signage Solutions to Quick-Service Restaurants
CHICAGO and MINNEAPOLIS — November 2, 2011 — Keyser Retail Solutions (KRS), the visual merchandising company, and Wireless Ronin Technologies, Inc. (WRT) (NASDAQ: RNIN), a leading marketing technology provider, have joined forces to provide marketing strategies and technology solutions to the quick-service restaurant (QSR) industry.
The joint marketing agreement allows the companies to leverage their unique and proprietary processes and technologies to create custom in-store and drive-thru digital signage solutions for QSR marketers, from strategy through execution.
Keyser Retail Solutions will utilize the company’s Zone Strategy™ system that optimizes planning and placement of visual messaging in restaurant and retail environments. Wireless Ronin will provide technology systems that feature its cloud-based RoninCast® marketing technology software platform allowing marketers the ability to deliver and manage marketing and advertising campaigns remotely across targeted locations.
“Impacting customer behavior and experience requires delivery of the right message in the right place at the right time,” said Judy Haselberger, president of Keyser Retail Solutions. “Working in partnership with creative marketing teams, we’ll design, create, and deploy systems that enhance the customer experience through the successful delivery of next-generation rich merchandising messaging.”
Scott W. Koller, president and CEO of Wireless Ronin, added: “Combining Keyser’s leading visual merchandising expertise and Wireless Ronin’s marketing technologies provides QSR marketers the ability to control messaging and communication with customers. We believe this will provide a superior return on investment for QSR marketers by helping to drive sales with a powerful mix of marketing strategy and technology.”
Keyser Retail Solutions (KRS) is a wholly-owned subsidiary of Keyser Industries, Inc. KRS is the operating company that has been a pioneer in the QSR visual merchandising arena. Through its sister business Florida Plastics International, the company has served as exclusive provider of indoor and outdoor menu boards and related visual merchandising products to McDonald’s Corporation in the U.S. and is responsible for developing many of today’s industry standards and practices.
WRT has developed digital signage solutions for a broad range of QSR marketers, including KFC, Johnny Rockets, and Aramark. Since the initial launch of RoninCast® digital signage software in 2003, WRT has taken a leadership position in the digital signage industry by committing to bringing leading-edge technology, services and support to its clients.
About Keyser Retail Solutions
Keyser Retail Solutions (www.keyser-group.com) is a leading retail visual merchandising company providing turnkey solutions for enhancing branding, speeding transactions, reducing costs, and driving profitable sales at the point of purchase—inside and drive-thru. KRS has particular strength at supporting the complex and decentralized needs of franchise networks—100,000 installations and counting. What started with a plastic menu board prototype — Florida Plastics has been a valued strategic partner for McDonalds for over 45 years.

Exhibit 99.1
About Wireless Ronin Technologies, Inc.
Wireless Ronin Technologies (www.wirelessronin.com) is a marketing technologies company with leading expertise in current and emerging digital media solutions, including signage, interactive kiosks, mobile, social media and web, that enable clients to transform how they engage with their customers. WRT provides marketing technology solutions and services to clients, helping increase revenue and/or improve operating efficiencies in the execution of marketing initiatives. WRT offers an array of services to support its clients’ marketing technology needs including consulting, creative development, project management, installation, training, and support and hosting. The company’s common stock trades on the NASDAQ Capital Market under the symbol “RNIN.”
Forward-Looking Statements
This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s expectations regarding continued operating improvement and other matters and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the risk factors section of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2011.
Media Contacts
Liane Adduci for KRS
liane@ad-publicrelations.com
312-994-2451
Erin Haugerud for WRT
ehaugerud@wirelessronin.com
952-564-3535